Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of CSX Corporation (CSX) for the registration of securities and to the incorporation by reference therein of our report dated February 13, 2007 (except for Note 21 for which the date is November 30, 2007), with respect to the consolidated financial statements of CSX, and our report dated February 13, 2007 with respect to CSX management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of CSX included in its Annual Report (Form 10-K) for the fiscal year ended December 29, 2006, filed with the Securities and Exchange Commission.

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 ASR No.333-140732)

Registration Statement (Form S-3 No. 33-2084)

Registration Statement (Form S-3 No. 333-113637)

Registration Statement (Form S-3 ASR No. 333-132051)

Registration Statement (Form S-8 No. 33-16230)

Registration Statement (Form S-8 No. 33-25537)

Registration Statement (Form S-8 No. 33-29136)

Registration Statement (Form S-8 No. 33-33853)

Registration Statement (Form S-8 No. 33-33854)

Registration Statement (Form S-8 No. 33-37449)

Registration Statement (Form S-8 No. 33-41498)

Registration Statement (Form S-8 No. 33-41499)

Registration Statement (Form S-8 No. 33-41735)

Registration Statement (Form S-8 No. 33-47655)

Registration Statement (Form S-8 No. 33-57029)

Registration Statement (Form S-8 No. 333-09213)

Registration Statement (Form S-8 No. 333-73429)

Registration Statement (Form S-8 No. 333-32008)

Registration Statement (Form S-8 No. 333-43382)

Registration Statement (Form S-8 No. 333-48896)

Registration Statement (Form S-8 No. 333-66604)

Registration Statement (Form S-8 No. 333-110589)

of our report dated February 13, 2007 (except for Note 21 for which the date is November 30, 2007) with respect to the consolidated financial statements of CSX Corporation and subsidiaries for the fiscal year ended December 29, 2006 and our report dated February 13, 2007 with respect to CSX Corporation’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of CSX Corporation and subsidiaries included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Jacksonville, Florida

December 10, 2007